                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: APRIL 15, 1998


                                NCR CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      MARYLAND                         001-00395                 31-0387920
(STATE OR OTHER JURISDICTION OF       (COMMISSION             (I.R.S. EMPLOYER
INCORPORATION)                        FILE NUMBER)           IDENTIFICATION NO.)



                   1700 S. PATTERSON BLVD., DAYTON, OH 45479
                                 (937)445-5000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

Item 5.  Other Events

     The Registrant's news release dated April 15, 1998, with respect to its financial results for the quarter ended March 31, 1998, including condensed consolidated balance sheets as of March 31, 1998, and condensed consolidated statements of operations, consolidated revenue summary, and condensed consolidated statements of cash flows for the three months ended March 31, 1998, is attached and incorporated herein by reference.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        NCR Corporation

Date: April 21, 1998                    By:  /s/ John L. Giering
                                           ---------------------------
                                           John L. Giering, Senior
                                           Vice President and Chief
                                           Financial Officer


NCR CORPORATION
INVESTOR RELATIONS DEPARTMENT
Tel: 937-445-5905
Fax: 937-445-5541

HTTP://WWW.NCR.COM

News Release
--------------------------------------------------------------------------------

             NCR Reports Improved First Quarter Financial Results

     DAYTON, Ohio - For the first time in a first quarter since 1991, NCR Corporation today reported break-even net income and earnings per share. This compares with a loss of $16 million, or $.16 per share, in the year-ago period.

     Revenue in the quarter was $1.309 billion, a decline of six percent compared to the $1.389 billion reported in the comparable period last year. Revenue declined two percent on a local currency basis.

     Total orders posted a double-digit decline in the quarter compared to the same period last year.

     "Our overall quarterly results continue to show year-over-year improvement," said NCR Chairman & CEO Lars Nyberg. "Pressures on operating results continue to be driven by the economic situation in Asia and foreign exchange rates. In addition, the realignment of our business announced in the last quarter of 1997 continued into this year, but that effort is now largely behind us. We are now well positioned to successfully meet our growth objectives for orders and revenue in the second quarter and the remainder of 1998."

                                    ORDERS
                                    ------

        In the quarter, total orders declined by a double-digit percentage on both a dollar-reported and local currency basis compared to year-ago levels. While orders for professional services posted a gain, orders declined in all other product groups and across all geographic regions. Order backlogs, however, increased in the quarter as the dollar value of incoming orders exceeded the revenue resulting from customer deliveries of NCR products and services.

                                    REVENUE
                                    -------

        Worldwide revenue declined two percent on a local currency basis and six percent on a dollar reported basis. Revenue gains of 16 percent and five percent, respectively, were reported in financial and retail products. These gains, however, were offset by declines of 19 percent and seven percent, respectively, in total computer products and Systemedia products. Worldwide customer support and professional services revenue increased one percent on a local currency basis but declined three percent on a dollar reported basis. On a geographic basis, revenue was flat in Europe/Middle East/Africa but declined in the Americas and Asia/Pacific regions. On a local currency basis, Europe/Middle East/Africa reported a four percent gain in revenue compared to the first quarter a year ago.

                                 GROSS MARGIN
                                 ------------

        Total gross margin for NCR products and services declined 1.8 percentage points of revenue on a dollar reported basis to 27.0 percent from 28.8 percent in last year's first quarter. Products and systems gross margin declined 2.4 percentage points of revenue while services gross margin declined one percentage point of revenue.

                         PRIOR-YEAR RECLASSIFICATIONS
                         ----------------------------

        NCR reclassified certain 1997 amounts to be more consistent with industry practices. There was no impact on total revenue or operating profitability resulting from this action. Certain internal information systems expenditures were reclassified from cost of sales and services to selling, general and administrative expenses. Also, revenue from and cost of rentals were reclassified from services to sales.

                                   EXPENSES
                                   --------

        Total expenses were $388 million in the quarter compared to $418 million in the year ago-period, a decline of seven percent. Selling, general and administrative expenses were seven percent below the 1997 level as a slight increase in selling expenses was more than offset by declines in other expenses. Research and development expenses were down eight percent from 1997. Reductions in R&D continue to be achieved through increased use of standard industry components. A portion of the R&D savings was re-invested in software development in support of the company's customer solutions.

                                 OTHER INCOME
                                 ------------

        In the quarter, NCR recorded $37 million in other income from interest, gains from foreign currency contracts and fees from licensing intellectual properties. This offset losses from operations of $34 million and $3 million in interest expense.

                                 BALANCE SHEET
                                 -------------

        NCR ended the quarter in strong financial position. NCR recorded $1.106 billion in cash and short term investments, debt of $106 million and total shareholders' equity of $1.361 billion.

        As of March 31, 1998, NCR employed 37,400 people worldwide, including contractors, a decline of 900 persons from December 31, 1997.

        NCR Corporation (NYSE: NCR) is a recognized world leader in scalable data warehousing, self-service and store automation solutions for the retail, financial and communications industries and other select markets. NCR's solutions are built on the foundation of the company's long-established industry knowledge and consulting expertise, value adding software, world-leading hardware technology, global customer support services and a complete line of consumable and media products. More information on NCR and its products can be found on the World Wide Web at: http://www.ncr.com.

                             FINANCIAL INFORMATION
                             ---------------------

        Detailed financial information regarding NCR's first quarter results is available on the Internet: http://www.ncr.com. NCR's senior vice president and Chief Financial Officer, John Giering, will discuss the company's financial performance in a taped broadcast. Access is available beginning at 11:00 A.M. (EST) today continuing until 5:00 P.M. (EST) on Friday, April 17, 1998. The broadcast can be accessed by calling
(402) 220-5185.

NOTE TO INVESTORS:

        This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions, and future financial performance. These forward-looking statements are based on current expectations and assumptions and involve risk and uncertainties that could cause NCR's actual results to differ materially.

        In addition to the factors discussed in this release, other risks and uncertainties include the timely development, production or acquisition, and market acceptance of new and existing products and services; shifts in market demands; continued competitive factors and pricing pressures; short product-cycles and rapidly changing technologies; turnover of sales force and the ability to attract and retain skilled employees; tax rates; ability to execute the company's business plan; general economic and business conditions; and other factors detailed from time to time in the company's Securities and Exchange Commission reports and the company's annual reports to stockholders.

        The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      ###

                                NCR CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                   THREE MONTHS ENDED MARCH 31
                                                   ---------------------------
                                                   1998                   1997
                                                   ----                   ----

REVENUES

Sales                                              $  659                $  719
Services                                              650                   670
                                                   ------                ------

TOTAL REVENUES                                      1,309                 1,389

Cost of sales                                         458                   483
Cost of services                                      497                   506
                                                   ------                ------

GROSS MARGIN                                          354                   400
  % of Revenue                                      27.0%                 28.8%

Selling, general, and administrative expenses         308                   331
  % of Revenue                                      23.5%                 23.8%
Research and development expenses                      80                    87
  % of Revenue                                       6.1%                  6.3%
                                                   ------                ------

INCOME (LOSS) FROM OPERATIONS                         (34)                  (18)
  % of Revenue                                      -2.6%                 -1.3%

Interest expense                                        3                     2
Other (income) expense, net                           (37)                   (5)
                                                   ------                ------

INCOME (LOSS) BEFORE INCOME TAXES                       -                   (15)
  % of Revenue                                       0.0%                 -1.1%

Income tax expense                                      -                     1
                                                   ------                ------

NET INCOME (LOSS)                                  $    -                $  (16)
                                                   ======                ======
  % of Revenue                                       0.0%                 -1.2%

NET INCOME (LOSS) PER COMMON SHARE,
  BASIC AND DILUTED                                $    -                $(0.16)
                                                   ======                ======

WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING                                103.2                 101.5
                                                   ======                ======


Certain prior year amounts have been reclassified to conform to the 1998 presentation.

                                NCR CORPORATION
                         CONSOLIDATED REVENUE SUMMARY
                                  (UNAUDITED)
                                 (IN MILLIONS)

                                                 THREE MONTHS ENDED MARCH 31
                                                 ---------------------------
                                                 1998                   1997
                                                 ----                   ----

BY PRODUCT LINE

Retail Products                                  $   84               $   80

Financial Products                                  199                  171

Scalable Data Warehousing Products                   68                   86

Other Computer Products                             197                  243

Systemedia                                          110                  119

Customer Support Services                           504                  508

Professional Services                               118                  133

Other Products & Services                            29                   49
                                                 ------               ------

TOTAL REVENUES                                   $1,309               $1,389
                                                 ======               ======


                                                 THREE MONTHS ENDED MARCH 31
                                                 ---------------------------
                                                 1998                   1997
                                                 ----                   ----

BY INDUSTRY/CUSTOMER SERVED

Retail Industry                                  $  269               $  266

Financial Industry                                  560                  553

Communications Industry and
  National Accounts                                 308                  362

Systemedia                                          110                  119

Other                                                62                   89
                                                 ------               ------

TOTAL REVENUES                                   $1,309               $1,389
                                                 ======               ======

Certain prior year amounts have been reclassified to conform to the 1998 presentation.

                                NCR CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN MILLIONS)

                                             MARCH 31   DECEMBER 31  MARCH 31
                                               1998         1997       1997
                                           -----------  ----------- -----------
                                           (UNAUDITED)              (UNAUDITED)
ASSETS

Current assets
  Cash and short-term investments            $  1,106     $  1,129    $  1,133
  Accounts receivable, net                      1,355        1,471       1,336
  Inventories                                     545          489         535
  Other current assets                            212          182         257
                                           -----------  ----------- -----------
TOTAL CURRENT ASSETS                            3,218        3,271       3,261

Property, plant and equipment, net              1,089        1,106       1,143
Other assets                                      932          916         763
                                           -----------  ----------- -----------
TOTAL ASSETS                                 $  5,239     $  5,293    $  5,167
                                           ===========  =========== ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Short-term borrowings                      $     71     $     59    $     44
  Accounts payable                                336          378         314
  Other current liabilities                     1,484        1,527       1,584
                                           -----------  ----------- -----------
TOTAL CURRENT LIABILITIES                       1,891        1,964       1,942

Long-term debt                                     35           35          44
Other long-term liabilities                     1,952        1,941       1,860
                                           -----------  ----------- -----------
TOTAL LIABILITIES                               3,878        3,940       3,846

TOTAL SHAREHOLDERS' EQUITY                      1,361        1,353       1,321
                                           -----------  ----------- -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $  5,239     $  5,293    $  5,167
                                           ===========  =========== ===========

                                NCR CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)


                                                                        THREE MONTHS ENDED MARCH 31
                                                                        ---------------------------
                                                                        1998                   1997
                                                                        ----                   ----
OPERATING ACTIVITIES
Net Income (Loss)                                                       $    -              $   (16)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
  Depreciation and amortization                                             97                   92
Changes in operating assets and liabilities
  Receivables                                                              116                  121
  Inventories                                                              (56)                 (96)
  Other                                                                   (133)                (103)
                                                                        ------               ------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                         24                   (2)

INVESTING ACTIVITIES
Short-term investments, net                                                (76)                (237)
Expenditures for service parts and property, plant, and equipment          (94)                 (48)
Other investing activities                                                  22                    6
                                                                        ------               ------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                       (148)                (279)

FINANCING ACTIVITIES
Short-term borrowings, net                                                  12                   16
Long-term debt, net                                                          -                   (4)
Other financing activities                                                  17                    -
                                                                        ------               ------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                   29                   12

Effect of exchange rate changes on cash and cash equivalents                (4)                 (38)
                                                                        ------               ------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                           (99)                (307)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                           886                1,163
                                                                        ------               ------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                              $  787               $  856
                                                                        ======               ======